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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

                        Date of Report: November 15, 2000

                           TITAN PHARMACEUTICALS, INC.
                           --------------------------
               (Exact name of registrant as specified in charter)

                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)

        0-27436                                            94-3171940
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(Commission File Number)                       (IRS Employer Identification No.)


400 OYSTER POINT BLVD., SUITE 505, SOUTH SAN FRANCISCO, CALIFORNIA     94080
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(Address of principal executive offices)                             (Zip Code)


Registrant's telephone number, including area code:  (650) 244-4990
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Item 5. OTHER EVENTS

        On November 15, 2000, the Registrant entered into definitive purchase agreements for the sale of an aggregate of 1,200,000 shares of Common Stock to institutional investors for net proceeds of approximately $41 million, after deducting fees and commissions and other expenses of the offering (the "Offering"). Deutsche Bank Securities, Inc./Deutsche Bank Alex. Brown acted as placement agent for the transaction.

        The Company has agreed to use its best efforts to file a registration statement covering the resale of the shares under the Securities Act of 1933, as amended, within 15 days after the closing of the transaction.

        Reference is made to the related press release filed as Exhibit 20.1 hereto, which is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (c)   Exhibits

              20.1   Press Release dated November 16, 2000




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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           TITAN PHARMACEUTICALS, INC.


                           By:  /s/ Sunil Bhonsle
                                ---------------------------------
                                    Sunil Bhonsle, Executive Vice
                                President and Chief Operating Officer

Dated: November 16, 2000